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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                         ----------------------------

               Date of Report (Date of earliest event reported):
                               January 26, 2001


                            WILLIAMS SCOTSMAN, INC.
            (Exact Name of Registrant as Specified in its Charter)



           Maryland                         033-68444                       52-0665775

(State or Other Jurisdiction of     (Commission File Number)      (I.R.S. Employer Identification
        Incorporation)                                                         No.)
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                            8211 Town Center Drive
                           Baltimore, Maryland 21236
         (Address of principal executive offices, including zip code)
      Registrant's telephone number, including area code: (410) 931-6000
                                Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS


   On January 26, 2001, the company, which is a wholly-owned subsidiary of Scotsman Holdings, Inc., a Delaware corporation, and its bank lenders entered into an amendment of its credit agreement to (i) increase its $540 million revolving credit commitment by an aggregate amount not to exceed an additional
$60 million on or prior to March 26, 2001; (ii) reduce the minimum required interest coverage ratio to 1.90x; and (iii) extend the deadline for Permitted
Sale-Leaseback transactions to 5/21/02 and increase the allowable amount of cash proceeds from such Permitted Sale-Leaseback transactions to $75 million.

   The registrant attaches as Exhibit 99.1 to, and incorporates by reference in, this current report on Form 8-K, the Third Amendment to the Credit Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(c) Exhibits.

Exhibit No.   Description

99.1          Form of Third Amendment, dated January 26, 2001, to the Credit
              Agreement, among Williams Scotsman, Inc., Bankers Trust Company,
              Commercial Corporation, Bank of America Business Credit, and
              Goldman Sachs Credit Partners L.P. and the lenders party thereto.

                                       2
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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WILLIAMS SCOTSMAN, INC.


                                   By: /s/ Gerard E. Keefe
                                   ----------------------------
                                         Name: Gerard E. Keefe
                                         Title: Senior Vice President and
                                                Chief Financial Officer

Dated:  February 7, 2001

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                            WILLIAMS SCOTSMAN, INC.
                          CURRENT REPORT ON FORM 8-K
                         REPORT DATED JANUARY 26, 2001

                                 EXHIBIT INDEX

                            EXHIBIT NO. DESCRIPTION

99.1     Form of Third Amendment, dated January 26, 2001, to the Credit
         Agreement, among Williams Scotsman, Inc., Bankers Trust Company,
         Commercial Corporation, Bank of America Business Credit, and Goldman
         Sachs Credit Partners L.P. and the lenders party thereto.

                                       4